Calculation of Filing Fee Tables
S-8
Option Care Health, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	457(a)	4,000,000	$ 31.23	$ 124,920,000.00	0.0001476	$ 18,438.19
Total Offering Amounts:						$ 124,920,000.00		$ 18,438.19
Total Fee Offsets:								$ 18,438.19
Net Fee Due:								$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Option Care Health, Inc. Amended and Restated 2018 Equity Incentive Plan (as amended and restated, the "Amended and Restated Plan") by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock. (2) Represents shares of Common Stock registered pursuant to the Amended and Restated Plan. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $31.23, the average of the high and low price of the Common Stock on July 26, 2024, as reported on the Nasdaq Global Select Market, which is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Option Care Health, Inc.	S-4	333-272405	06/05/2023		$ 18,438.19	Equity	Common Stock, par value $0.0001 per share	105,138,116	$ 292,828.84
Fee Offset Sources	2	Option Care Health, Inc.	S-4	333-272405		06/05/2023						$ 292,828.84
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered 105,138,116 shares of Common Stock pursuant to the Registration Statement on Form S-4 (File Number 333-272405) filed on June 5, 2024 (the "Prior Registration Statement"). The Registrant has withdrawn the Prior Registration Statement and no securities were sold thereunder.

Offset Note
[2]	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $292,829.00. Pursuant to Rule 457(p) under the Securities Act, all of which remains available for fee offsets by the Registrant as of the date of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $18,438.19 from the fees previously paid in connection with the Prior Registration Statement, with $274,390.65 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.